Exhibit 99.2

Media Release

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Announces Results of
Grubb & Ellis Realty Advisors, Inc. Stockholder Vote on
Acquisition of Properties
SANTA ANA, Calif., (Feb. 28, 2008) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that stockholders of Grubb & Ellis Realty Advisors, Inc., (AMEX: GAV, GAV.WS), a special purpose acquisition company sponsored by Grubb & Ellis, failed to approve at a special meeting held earlier today the proposed business combination pursuant to which Realty Advisors would have acquired from Grubb & Ellis three commercial office properties.
     Grubb & Ellis acquired the three office properties — the Danbury Corporate Center in Danbury, Conn., Abrams Centre in Dallas and 6400 Shafer Court in Rosemont, Ill. — in the first half of 2007 as part of its strategy to accumulate assets for transfer to Realty Advisors having a combined value sufficient to constitute Realty Advisors’ business combination.
     Grubb & Ellis acquired the properties for an aggregate purchase price of approximately $122.3 million and had agreed to sell them to Realty Advisors on a “cost neutral basis” taking into account the costs and expenses paid by the Company with respect to the purchase of the properties and imputed interest on cash advanced by Grubb & Ellis with respect to the properties.
     As part of its sponsorship of Realty Advisors, the Company has investments, including stock, warrants and operating advances, in Realty Advisors totaling approximately $5.6 million which the Company will write-off in the first quarter of 2008. The Company presently intends to market the properties for sale.
- more -
Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

2 — 2 — 2
02/28/08
Grubb & Ellis Company Announces Results of Grubb & Ellis Realty Advisors, Inc.
Stockholder Vote on Acquisition of Properties
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of December 31, 2007, more than $3 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 216 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
Forward-looking Statement
Except for historical information, statements included in this announcement may constitute forward-looking statements regarding, among other things. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) prices for real estate in the real estate markets generally; (ii) a general or regional economic downturn that could create a recession in the real estate markets; and (iii) other factors described in the definitive joint proxy/prospectus filed with the Securities and Exchange Commission on November 5, 2007 and the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2007, filed with the SEC.
###